As filed with the U.S. Securities and Exchange Commission on January 19, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
ATLANTIC CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
_________________

Georgia	20-5728270
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________
Patrick T. Oakes
Executive Vice President and Chief Financial Officer
Atlantic Capital Bancshares, Inc.
3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________
Copy to:
Adam P. Wheeler
Womble Carlyle Sandridge & Rice, LLP
1200 Nineteenth Street NW
Suite 500
Washington, D.C. 20036
(202) 857-4419
_________________
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. [ ]

Large Accelerated filer [ ]	Accelerated filer	[x]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company	[ ]
_________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	3,109,127	$19.53	$60,705,705	$7,036

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low sale prices of Atlantic Capital Bancshares, Inc.’s common stock on January 18, 2017 on the Nasdaq Global Select Market.

_________________
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 19, 2017
PRELIMINARY PROSPECTUS

3,109,127 Shares of Common Stock
_________________
This prospectus relates to the 3,109,127 shares of our common stock, no par value per share, that may be offered for sale from time to time by the persons named in this prospectus (and their transferees) identified under the heading “Selling Stockholders” on page 17 of this prospectus who currently own such common stock.
You should carefully read this prospectus before you invest. Investing in our common stock involves risks. See “Risk Factors” on page 10, and the section entitled “Risk Factors” beginning on page 13 of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2016, which is incorporated herein by reference in its entirety, and as updated in any future filings made with the Securities and Exchange Commission that are incorporated by reference herein.
We are an “emerging growth company” as defined under the federal securities laws.
This prospectus describes the general manner in which the shares of common stock may be offered and sold by the Selling Stockholders. The Selling Stockholders may sell the shares of common stock through underwriters, broker-dealers, agents or otherwise. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 20 of this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares and will reimburse the Selling Stockholders for certain of their expenses.
We will not receive any proceeds from the sale of our common stock by the Selling Stockholders.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ACBI”. On January 18, 2017, the last reported sales price of our common stock as quoted on Nasdaq was $19.60 per share.
You should carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein, including our periodic reports and other information we file with the U.S. Securities and Exchange Commission, and any free writing prospectus, before making a decision to purchase our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not deposits, savings accounts or other obligations of our bank or non-bank subsidiaries or any other depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus is dated January 19, 2017.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Atlantic Capital,” the “Company,” “we,” “us,” “our,” or similar references, mean Atlantic Capital Bancshares, Inc. and, where applicable, its consolidated subsidiaries, and “Selling Stockholders” refers to those of our stockholders described in “Selling Stockholders” beginning on page 17 of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC Public Reference Room mentioned under the heading “Where You Can Find More Information.”
The Selling Stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Selling Stockholders directly or through dealers or agents designated from time to time. If the Selling Stockholders, directly or through agents, solicit offers to purchase the securities, the Selling Stockholders reserve the sole right to accept and, together with their agents, to reject, in whole or in part, any of those offers.

The applicable prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any document incorporated by reference, the document with the most recent data will control.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the Selling Stockholders authorize any person to provide information other than that provided in this prospectus and the documents incorporated by reference. The Selling Stockholders are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference is accurate only as of the date such document is incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently provide updating or superseding information in this prospectus or in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.
We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2016 annual meeting of shareholders, filed with the SEC on April 22, 2016);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed with the SEC on May 13, 2016, August 12, 2016, and November 10, 2016, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 15, 2016, April 4, 2016, May 16, 2016, May 19, 2016, and January 19, 2017;

•
the description of our common stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Act with the SEC on October 30, 2015, including any amendment or report filed for the purpose of updating such description;

•
all filings we make with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement; and

•
all filings we make with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities made under this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:
Atlantic Capital Bancshares, Inc.
Attn.: Corporate Secretary
3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050
Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus. You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone else, including any underwriter or agent, to provide you with different or additional information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Statements in this prospectus and the other documents incorporated by reference herein that are not historical facts are hereby identified as forward-looking statements for the purpose of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. They are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the risks detailed from time to time in our future SEC reports. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Some of the factors that we believe could affect our results include:

•	the expected growth opportunities and cost savings from the acquisition of First Security Group, Inc. (“First Security”) may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction with First Security and recent and pending branch sales may be lower than expected as a result of deposit attrition, increased operating costs, customer loss, and business disruption;

•	loss of income from our TriNet division following our exit of this business;

•	diversion of management time on integration related issues;

•	changes in asset quality and credit risk;

•	the cost and availability of capital;

•	customer acceptance of our products and services;

•	customer borrowing, repayment, investment and deposit practices;

•	the introduction, withdrawal, success and timing of business initiatives;

•	the impact, extent, and timing of technological changes;

•	severe catastrophic events in our geographic area;

•	a weakening of the economies in which we conduct operations;

•	the U.S. legal and regulatory framework, including those regulations associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

•	the interest rate environment may compress margins and adversely affect net interest income;

•	changes in trade, monetary, and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate;

•	our ability to determine accurate values of certain assets and liabilities;

•	adverse developments in securities, public debt, and capital markets, including changes in market liquidity and volatility;

•
our ability to anticipate interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short- and long-term interest rates;

•	unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position;

•	adequacy of our risk management program;

•	increased costs associated with operating as a public company; or

•	competition from other financial services companies could adversely affect operations.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information incorporated by reference herein, before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.
Our Company
Atlantic Capital Bancshares, Inc., a Georgia corporation organized in 2006 and headquartered in Atlanta, Georgia, is the parent of Atlantic Capital Bank, N.A. (the “Bank”). The Bank operates as a full service, locally-managed commercial bank with 17 offices located primarily in the metropolitan areas of Atlanta, Georgia and Chattanooga and Knoxville, Tennessee. We also anticipate opening a corporate office in Charlotte, North Carolina in the first quarter of 2017.
We provide a competitive array of credit, treasury management, and deposit products and services to emerging growth businesses, middle market corporations, commercial real estate developers and investors, and private clients through corporate and business banking, private banking, commercial real estate finance, and specialty corporate financial services teams. Our wealth management division offers financial planning, trust administration, investment management and estate planning services. We also provide selected capital markets, mortgage banking, and electronic banking services to our corporate, business, and individual clients.
Corporate and Business Banking
We focus our corporate and business banking activities on the complex needs of emerging growth businesses and middle market companies. We address the needs of our corporate and business banking clients with experienced bankers and advanced treasury management services technology. We offer a full suite of corporate and business banking credit products to fund a client’s strategic growth, capital expenditures, working capital requirements and strategic corporate finance activities. Our solutions include working capital and equipment loans, loans supported by owner-occupied real estate and strategic corporate financing funded through revolving lines of credit, term loans and letters of credit. The terms of our corporate and business banking loans vary by purpose and by the underlying collateral, if any.
Private Banking
Our private banking business team focuses on serving the banking needs of professional firms throughout our regional markets, the principals of our corporate and commercial real estate clients, and other private clients. We offer personal credit products, an array of checking and savings products and online and mobile banking services. Our private banking credit products include loans to individuals for personal and investment purposes, such as secured installment and term loans and home equity lines of credit.

Commercial Real Estate Finance
Our commercial real estate team is highly focused on a select group of clients characterized by superior financial resources and long industry experience. Our primary commercial real estate loan types include secured construction loans, secured mini-permanent loans and, less frequently, secured or unsecured lines of credit. We focus almost exclusively on providing loans for our core commercial real estate property types: multifamily (primarily for-rent) housing, office, industrial and retail properties. The majority of our total commercial real estate loans have been used to finance stabilized income producing assets of our borrowers. We have also extended a smaller percentage of loans for construction and development purposes and lines of credit.
Specialty Corporate Financial Services
Our specialty corporate financial services team provides treasury management services, payments industry banking, financial institutions banking, capital markets services, and specialty commercial lending to emerging growth businesses, middle market corporations, payroll companies, and other banks on a selected basis in the southeastern United States and nationally. Corporate treasury management services are designed to facilitate domestic and international collection and disbursement of client funds with real time online execution and reporting capabilities. We offer electronic payments services to payroll companies and other high transaction volume clients through the FedWire and Automated Clearing House (ACH) systems. We provide targeted capital markets services, principally interest rate protection and foreign exchange, to our business and corporate clients, and loan sales and syndications to our bank clients. Spot and forward foreign exchange transactions are provided through third parties on a private label basis. Interest rate swaps are offered to our clients to hedge interest rate exposure on loans and are fully hedged on our books with mirror transactions with other financial institutions. Specialty commercial loans consist of Small Business Administration (“SBA”) loans and franchise finance programs. We offer these loans to small businesses, franchisees, and real estate investors across a wide range of industries in the southeast and nationally.
Residential Mortgage
Our residential mortgage loan department primarily originates loans for sale into the secondary market. We generally do not retain long-term, fixed rate residential real estate loans in our portfolio due to interest rate and collateral risks and low levels of profitability. The limited amount of residential loans to individuals that are retained in our loan portfolio primarily consist of first liens on 1-4 family residential mortgages, home equity loans and lines of credit.
Trust & Wealth Management
We offer wealth management services including private client services, financial planning, trust administration, investment management, brokerage and estate planning services. Our trust and wealth management business is branded as Southeastern Trust Company and serves clients throughout the southeastern United States.

Principal Office
Our principal executive offices are located at 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305. The telephone number for our principal executive office is (404) 995-6050. Our website address is www.atlanticcapitalbank.com. The information on our website is not part of this prospectus.
The Offering
The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our common stock, please refer to the section of this prospectus entitled “Description of Common Stock.”

Maximum number of shares of Common Stock offered by the Selling Stockholders	3,109,127 shares of common stock

Shares Outstanding as of December 31, 2016	25,093,135 shares of common stock

Use of Proceeds	All common stock sold pursuant to this prospectus will be sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

Market and Trading Symbol	Our common stock is listed and trades on The Nasdaq Global Select Market under the symbol “ACBI.”

Risk Factors
An investment in our common stock involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page 10 of this prospectus, as well as other information included or incorporated by reference into this prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS
An investment in our common stock involves risk. Before choosing to invest in our common stock, you should carefully consider all of the information appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flow, in which case the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold by the Selling Stockholders. We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK
The following description is a summary of the material terms of our capital stock. These descriptions contain all information that we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read the amended and restated articles of incorporation, which we refer to as the articles of incorporation, and our amended and restated bylaws, as amended, which we refer to as the bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and copies of which are available upon request from Atlantic Capital. The summary below is qualified in its entirety by reference to the articles of incorporation and bylaws. The terms of these securities may also be affected by the provisions of the Georgia Business Corporation Code (the “GBCC”).

Common Stock

General

Atlantic Capital is authorized to issue up to 100,000,000 shares of common stock, no par value per share. As of December 31, 2016, 25,093,135 shares of Atlantic Capital common stock were issued and outstanding. Each share of Atlantic Capital common stock has the same relative rights as, and is identical in all respects with, each other share of Atlantic Capital common stock. Atlantic Capital’s outstanding shares of common stock are all duly authorized, fully paid and non-assessable.
Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provisions
Atlantic Capital’s common stock does not have preemptive rights, redemption rights, conversion rights, sinking fund or redemption provisions.

Voting Rights

Each holder of shares of Atlantic Capital common stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders.

Dividend Rights

All shares of Atlantic Capital common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by Atlantic Capital’s board of directors. Atlantic Capital does not anticipate that it will pay any cash dividends on its common stock for the foreseeable future.

Liquidation Rights

If Atlantic Capital were to voluntarily or involuntarily liquidate or dissolve, all shares of Atlantic Capital common stock would be entitled to share equally in all of Atlantic Capital’s remaining assets available for distribution to its shareholders. No cumulative voting, redemption, sinking fund, or conversion rights or provisions apply to shares of Atlantic Capital common stock.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for Atlantic Capital common stock. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

Listing and Trading Market for Common Stock

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ACBI”.

Restrictions on Ownership

Under Federal Reserve regulations, takeover attempts, business combinations, and certain acquisitions of our common stock may require the prior approval of or notice to the Federal Reserve. If a company seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, acquire control of the election or appointment of a majority of the directors on Atlantic Capital’s board of directors, or exercise a controlling influence over our management or policies, it would be required to obtain the prior approval of the Federal Reserve. In addition, if any individual seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, the individual generally is required to provide 60 days’ prior notice to the Federal Reserve. An individual (and also a company not otherwise required to obtain Federal Reserve approval to control us) is presumed to control us, and therefore generally required to provide 60 days’ prior notice to the Federal Reserve, if the individual (or such company) acquires 10% or more of any class of our voting stock, although the individual (or such company) may seek to rebut the presumption of control based on the facts.

Preferred Stock

Under the articles of incorporation, Atlantic Capital’s board of directors is authorized, without further action by our shareholders, to issue up to 10,000,000 shares of Atlantic Capital’s preferred stock, no par value, in one or more classes or series. No shares of preferred stock are outstanding. Atlantic Capital’s board of directors may fix the rights, preferences, and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring, or preventing a change in control of Atlantic Capital.

Stock Warrants

As of December 31, 2016, Atlantic Capital’s outstanding, vested warrants represented the right of our organizers and initial shareholders to purchase a total of 363,000 shares of Atlantic

Capital common stock at an exercise price of $10.00 per share. The stock warrants are non-transferable and are exercisable for the ten-year period following the grant or three months after the warrant holder ceases to be a director or employee of Atlantic Capital, whichever period is shorter. The stock warrants vested in equal amounts over a three year period commencing on the first anniversary of the date of the grant.

Stock Options

As of December 31, 2016, Atlantic Capital had outstanding options, held by certain directors and employees, to purchase (i) 877,704 shares of Atlantic Capital common stock pursuant to the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), at a weighted-average exercise price of $11.49 per share, 812,558 of which were vested and exercisable, and (ii) 245,000 shares of Atlantic Capital common stock pursuant to the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), at a weighted-average exercise price of $14.79 per share, 29,000 of which were vested and exercisable. We have issued both non-qualified and incentive options under the 2006 Plan and the 2015 Plan. The options vest in accordance with the applicable vesting schedules.

Certain Restrictions in the Articles of Incorporation and Bylaws of Atlantic Capital May Have Potential Anti-Takeover Effect

A number of provisions of the articles of incorporation and bylaws deal with matters of corporate governance and certain rights of shareholders. The following discussion is a general summary of material provisions of the articles of incorporation and bylaws and certain other statutory provisions, which might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which Atlantic Capital’s board of directors does not approve but which individual Atlantic Capital shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions may also render the removal of the current board of directors or management of Atlantic Capital more difficult.

Election of the Board of Directors

The articles of incorporation and bylaws set forth, among other items, the following rules concerning the election of Atlantic Capital’s board of directors:

•
Atlantic Capital’s board of directors consists of not less than five nor more than 25 members. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the affirmative vote of a majority of the shares entitled to vote in an election of directors, or by Atlantic Capital’s board of directors by the affirmative vote of a majority of the directors then in office.

•	Directors are elected at each annual shareholders meeting and serve for a term of one year and until their successors are elected or qualified.

•	Directors may be removed with or without cause only by the affirmative vote of a majority of the shares then entitled to vote in the election of directors of our issued and outstanding common stock.

•	The bylaws require advance notice of shareholder nominations for directors. See “—Advance Notice Procedures” below.

Advance Notice Procedures.

Atlantic Capital’s bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of Atlantic Capital’s board of directors. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not earlier than the close of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding annual meeting of shareholders. Atlantic Capital held its most recent annual meeting of shareholders on May 18, 2016. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. In addition, shareholders who desire a proposal to be included in Atlantic Capital’s annual proxy statement must comply with the requirements of Rule 14a-8 under the Exchange Act.

Under our bylaws, Atlantic Capital’s board of directors may adopt by resolution the rules and regulations for the conduct of meetings. Except to the extent inconsistent with such rules and regulations adopted by Atlantic Capital’s board of directors, the person presiding over the meeting of shareholders has the right to adopt rules and regulations for the conduct of such meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect such potential acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Atlantic Capital.

Special Meetings of Shareholders

Atlantic Capital’s bylaws do not permit shareholders to call and do not require the board of directors or management to call a special meeting upon the request of shareholders. Atlantic Capital’s bylaws provide that a special meeting may be called by Atlantic Capital’s board of directors, our President or by Atlantic Capital upon the request of holders of not less than 25% of our outstanding capital stock. Accordingly, shareholder proposals generally may only be presented at an annual meeting, and in that event, are subject to the procedures described under “—Advance Notice Procedures.”

Anti-takeover Effects of Certain Provisions of Georgia Law

The GBCC prohibits Atlantic Capital from engaging in any business combinations with “interested shareholders” occurring within five years from the date such shareholder first becomes an interested shareholder unless: (i) prior to the shareholder becoming an interested shareholder, Atlantic Capital’s board of directors approved the business combination or the transaction in which the shareholder became an interested shareholder; (ii) in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became a beneficial owner of at least 90% of the outstanding voting stock of Atlantic Capital other than shares owned by officers, directors of Atlantic Capital, their affiliates, or associates; or (iii) subsequent to becoming an interested shareholder, the shareholder acquires additional shares resulting in beneficial ownership of at least 90% of the outstanding Atlantic Capital voting shares, other than shares owned by officers, directors of Atlantic Capital, their affiliates, or associates and the shareholder obtains the approval of the business combination by the holders of a majority of the shares entitled to vote thereon, exclusive of the shares held beneficially by the interested shareholder and shares owned by officers, directors, their affiliates, or associates. These business combination requirements are not effective unless specified in the bylaws. Because our bylaws do not specifically provide for these requirements, the business combination requirements are not effective for Atlantic Capital.

The GBCC also provides fair price provisions pursuant to which business combinations with “interested shareholders” (generally, any person who beneficially owns 10% or more of the corporation’s voting shares) must meet one of three criteria designed to protect minority shareholders: (i) the transaction must be unanimously approved by the “continuing directors” of the corporation (generally, directors who served prior to the time the interested shareholder acquired 10% ownership and who are unaffiliated with the interested shareholder), (ii) the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of shares held by shareholders other than the interested shareholders, or (iii) the terms of the transaction must meet specified fair pricing criteria and certain other tests which are intended to assure that all shareholders receive a fair price for their shares regardless of which point in time they sell to the acquiring party. The fair price requirements under the GBCC are not applicable to any corporation unless they are specifically incorporated in the bylaws of the corporation. Because our bylaws do not specifically provide for these requirements, the fair price requirements are not effective for Atlantic Capital.

Indemnification

The articles of incorporation and bylaws contain certain indemnification provisions that provide that directors, officers, employees or agents of Atlantic Capital will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that Atlantic Capital will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in a manner he or she reasonably believed to be in or not opposed to the best interests of Atlantic Capital and, with respect to any criminal action or proceeding, if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by Atlantic Capital’s board of directors, the shareholders, or independent legal counsel in each specific case.

The bylaws also provide that the indemnification rights set forth therein are not exclusive of other indemnification rights to which a director may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. Atlantic Capital may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director’s liability for monetary damages.

The indemnification provisions of the bylaws specifically provide that Atlantic Capital may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him in any such capacity, whether or not Atlantic Capital would have had the power to indemnify against such liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Atlantic Capital pursuant to the foregoing provisions, or otherwise, Atlantic Capital has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by Atlantic Capital of expenses incurred or paid by a director, officer or controlling person of Atlantic Capital in the successful defense of any action, suit or proceeding is asserted by such director, officer, or controlling person in connection with the securities being registered, Atlantic Capital will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SELLING STOCKHOLDERS
This prospectus covers the offer and sale by the Selling Stockholders of up to an aggregate of 3,109,127 shares of our common stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below. The table sets forth, to our knowledge, certain information regarding the Selling Stockholders as of January 19, 2017, based on information furnished to us by the Selling Stockholders. The Selling Stockholders may, at any time and from time to time, offer and sell pursuant to this prospectus any or all of the common stock set forth below in any type of transaction, as more fully described in the “Plan of Distribution.” The Selling Stockholders may be deemed to be affiliates of certain broker-dealers. However, the Selling Stockholders purchased the shares of common stock being registered hereby in the ordinary course of business, not for resale, and did not have any agreements or understandings, directly or indirectly, with any person at the time of purchase to distribute the shares.
The table below lists the name of each Selling Stockholder, the number of shares of our common stock beneficially owned by each Selling Stockholder prior to this offering, the number of shares of our common stock to be offered for each Selling Stockholder’s account, and the number and the percentage of issued and outstanding common stock to be beneficially owned by each Selling Stockholder after completion of this offering. The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholders have sole or shared voting power or investment power and also any shares which the Selling Stockholders have the right to acquire within 60 days. Such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the Selling Stockholder who beneficially owns such shares, but they are not deemed outstanding for computing the ownership percentage of any other Selling Stockholder.
To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Since the date that each of the Selling Stockholders provided information regarding its ownership of the shares, it may have sold, transferred, or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, when necessary, any changed information will be set forth in an amendment or prospectus supplement, as applicable, to this prospectus. The Selling Stockholders may sell all, some, or none of their shares in this offering.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Owned Prior to this Offering and Registered Hereby	Shares of Common Stock Beneficially Owned Upon Completion of this Offering (1)	Percentage of Common Stock Beneficially Owned Upon Completion of this Offering (1)(2)
Trident IV, L.P. (3)	3,057,283	3,057,283	0	−
Trident IV Professionals Fund, L.P. (4)	51,844	51,844	0	−

Total	3,109,127	3,109,127	0	−

(1)	Assumes that all shares of our common stock covered by this prospectus will be sold in the offering.

(2)	Based on 25,093,135 shares of our common stock outstanding on December 31, 2016.

(3)
The address of Trident IV, L.P. (“Trident IV”) is c/o Stone Point Capital LLC, 20 Horseneck Lane, 2nd Floor, Greenwich, Connecticut 06830. Trident Capital IV, L.P. (“Trident IV GP”) is the sole general partner of Trident IV and may be deemed a beneficial owner of the common stock held by Trident IV. The power to vote the shares of common stock held by Trident IV belongs to the Investment Committee of Trident IV GP or a majority of the general partners of Trident IV GP. The Investment Committee members are Charles Davis, Stephen Friedman, James Carey, David Wermuth, and Nicolas Zerbib, all of whom are members of Stone Point Capital LLC (“Stone Point”), the manager of Trident IV. The general partners of Trident IV GP are four single member limited liability companies that are owned by Charles Davis, James Carey, David Wermuth, and Nicolas Zerbib. Stone Point has authority to dispose of the shares held by Trident IV.

(4)
The address of Trident IV Professionals Fund, L.P. (“Trident IV Professionals”) is c/o Stone Point Capital LLC, 20 Horseneck Lane, 2nd Floor, Greenwich, Connecticut 06830. Stone Point GP Ltd. (“Trident IV Professionals GP”) is the sole general partner of Trident IV Professionals and may be deemed a beneficial owner of common stock held by Trident IV Professionals. Trident IV Professionals GP has the power to vote and dispose of the shares of common stock held by Trident IV Professionals. It is controlled by Charles Davis, James Carey, David Wermuth, and Nicolas Zerbib.

Material Relationships with the Selling Stockholders
We are filing the registration statement of which this prospectus forms a part pursuant to the registration rights provided to the Selling Stockholders in that certain Securities Purchase Agreement, dated as of March 25, 2015, by and among the Company and the Selling Stockholders (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we sold 1,984,127 shares of our common stock at $12.60 per share to the Selling Stockholders for aggregate gross proceeds of $25 million. This transaction was made in reliance on the exemptions from registration provided by

Section 4(a)(2) of, and Rule 506 of Regulation D under, the Securities Act. The registration rights contained in the Purchase Agreement extended to the 1,125,000 shares of our common stock held by the Selling Stockholders prior to execution of the Purchase Agreement. Completion of the sale contemplated by the Purchase Agreement was a condition precedent to the completion of the merger of the Company with First Security, as contemplated by that certain Agreement and Plan of Merger dated as of March 25, 2015 by and between the Company and First Security (the “Merger”). The sale contemplated by the Purchase Agreement and the Merger were completed on October 31, 2015.
In connection with the Purchase Agreement and the Merger, we also entered into a Corporate Governance Agreement, dated March 25, 2015, with the Selling Stockholders (the “Governance Agreement”). In accordance with the Governance Agreement, the Company and the Bank appointed Stephen Levey, Principal and Counsel of Stone Point, to their respective boards of directors. The Company’s and the Bank’s obligation to appoint a director nominee nominated by the Selling Stockholders will terminate when the Selling Stockholders, together with their affiliates, no longer beneficially own at least 25% of the number of shares (approximately 777,281 shares) of our common stock that they beneficially owned immediately following consummation of the Merger. The Selling Stockholders also have certain information rights pursuant to the Governance Agreement.

PLAN OF DISTRIBUTION
We are registering the common stock issued to the Selling Stockholders to permit the sale, transfer, or other disposition of the common stock by the Selling Stockholders and any of their pledgees, donees, transferees, assignees, or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the common stock by the Selling Stockholders. Pursuant to the terms of the Purchase Agreement, we will bear all expenses incident to our obligation to register the common stock.
The Selling Stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, agents or otherwise. If the common stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	cross trades, in which the same broker acts as an agent on both sides of the trade;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

•
through the writing or settlement of options (including the issuance by the Selling Stockholders of derivative securities) or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The Selling Stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
In connection with sales of the common stock or otherwise, and subject to our Corporate Governance Guidelines, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. Subject to our Corporate Governance Guidelines, the Selling Stockholders may also sell the common stock short, and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the Selling Stockholders may deliver the common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge our common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law and our Corporate Governance Guidelines. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
A short sale of our common stock by a broker-dealer, financial institution or the Selling Stockholders would involve the sale of shares of our common stock that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of our common stock, a broker-dealer, financial institution or the Selling Stockholders may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholders may consider, among other things, the price of shares available for purchase in the open market.
Subject to our Corporate Governance Guidelines, the Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.
Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions thereof are satisfied.
There can be no assurance that any Selling Stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift our common stock by other means not described in this prospectus.
Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Pursuant to the terms of the Purchase Agreement, we will pay all expenses incurred in effecting the registration of the common stock and will reimburse the Selling Stockholders for the reasonable fees and disbursements of one counsel in connection with the registration. The Selling Stockholders will pay all discounts and selling commissions applicable to the sale of the common stock, pro rata on the basis of the aggregate offering or sale price of the common stock so registered, as well as applicable transfer taxes. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, in accordance with the Purchase Agreement.
We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all shares covered by this prospectus have been disposed of in accordance with the intended methods of disposition set forth in the registration statement.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon by Womble Carlyle Sandridge & Rice, LLP, Washington, D.C. The Selling Stockholders are represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
As of the date of this prospectus, attorneys at Womble Carlyle Sandridge & Rice, LLP, beneficially own an aggregate of 20,000 shares of Atlantic Capital’s common stock.
EXPERTS
The consolidated financial statements of Atlantic Capital Bancshares, Inc. and its subsidiary appearing in Atlantic Capital Bancshares, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the common stock being registered hereby, all of which will be borne by us. All amounts shown are estimates, except the SEC registration filing fee.

SEC registration statement filing fee	$7,036
Legal fees and expenses	$25,000	*
Printing fees and expenses	$2,500	*
Accounting fees and expenses	$5,000	*
Miscellaneous expenses	$2,500	*
Total	$42,036	*

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.    Indemnification of Directors and Officers.
Under our articles of incorporation and bylaws, each of our directors and officers shall be indemnified by us for reasonable expenses, judgments, fines, penalties, and amounts paid in settlement (including attorneys’ fees), incurred in connection with any proceeding brought because he or she is or was a director or officer of the Company, provided that the individual conducted himself or herself in good faith and reasonably believed that such conduct was (a) in the case of conduct in his or her official capacity, in the best interests of the Company, (b) in all other cases, at least not opposed to the best interests of the Company, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful. We shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the Company written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification, as described above, and (b) he or she furnishes the Company a written undertaking, executed personally or on his or her behalf, to repay any advance if it is ultimately determined that he or she is not entitled to indemnification. In addition, our articles of incorporation also provide that each of our directors and officers has the right to be indemnified by us to the maximum extent permitted under Georgia law.

Under the GBCC, a Georgia corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporation’s best interest (or not opposed thereto), as set forth in the GBCC. Under the GBCC, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding. The GBCC permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon: (a) the director’s certification that he or she acted in good faith and in the corporation’s best interest (or not opposed thereto); and (b) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct.

The GBCC also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers.

Item 16.    Exhibits.
A list of exhibits filed with this registration statement is contained in the Exhibit Index, which is incorporated herein by reference.
Item 17.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 19 day of January, 2017.
ATLANTIC CAPITAL BANCSHARES, INC.
By:    /s/ Douglas L. Williams
Name:    Douglas L. Williams

Title:	Chief Executive Officer

POWER OF ATTORNEY
Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Douglas L. Williams and Patrick T. Oakes, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19 day of January, 2017.

Signature	Title

/s/ Douglas L. Williams	Chief Executive Officer and Director
Douglas L. Williams	(Principal Executive Officer)

/s/ Patrick T. Oakes	Executive Vice President and Chief Financial Officer
Patrick T. Oakes	(Principal Financial and Accounting Officer)

/s/ D. Michael Kramer	President, Chief Operating Officer, and Director
D. Michael Kramer

/s/ Walter M. Deriso, Jr.	Chairman of the Board
Walter M. Deriso, Jr.

/s/ Henchy R. Enden	Director
Henchy R. Enden

/s/ John N. Foy	Director
John N. Foy

/s/ Douglas J. Hertz	Director
Douglas J. Hertz

/s/ Adam G. Hurwich	Director
Adam G. Hurwich

/s/ Brian D. Jones	Director
Brian D. Jones

/s/ Stephen Levey	Director
Stephen Levey

/s/ Larry D. Mauldin	Director
Larry D. Mauldin

/s/ R. Charles Shufeldt	Director
R. Charles Shufeldt

/s/ Lizanne Thomas	Director
Lizanne Thomas

/s/ Marietta Edmunds Zakas	Director
Marietta Edmunds Zakas

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1
Amended and Restated Articles of Incorporation of Atlantic Capital Bancshares, Inc., which are incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-4 (file no. 333-204855), initially filed with the Securities and Exchange Commission on June 10, 2015.

4.2
Amended and Restated Bylaws of Atlantic Capital Bancshares, Inc., as amended, which are incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2017.

4.3
Form of Stock Certificate of Atlantic Capital Bancshares, Inc., which is incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-4 (file no. 333-204855), initially filed with the Securities and Exchange Commission on June 10, 2015.

4.4
Issuing and Paying Agency Agreement, dated September 14, 2015, between Atlantic Capital Bancshares, Inc. and U.S. Bank National Association, which is incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2015.

4.5
Form of 6.25% Fixed-to-Floating Rate Subordinated Note due 2025, which is incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2015.

4.6
Securities Purchase Agreement, dated as of March 25, 2015, by and among Atlantic Capital Bancshares, Inc., Trident IV, L.P. and Trident IV Professionals Fund, L.P., which is incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-4 (file no. 333-204855), initially filed with the Securities and Exchange Commission on June 10, 2015.

4.7
Corporate Governance Agreement, dated March 25, 2015, by and among Atlantic Capital Bancshares, Inc., Atlantic Capital Bank, Trident IV, L.P. and Trident IV Professionals Fund, L.P., which is incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-4 (file no. 333-204855), initially filed with the Securities and Exchange Commission on June 10, 2015.

4.8
Corporate Governance Agreement, dated March 25, 2015, by and among Atlantic Capital Bancshares, Inc., Atlantic Capital Bank, and BCP Fund I Southeast Holdings LLC, which is incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-4 (file no. 333-204855), initially filed with the Securities and Exchange Commission on June 10, 2015.

5.1**	Opinion of Womble Carlyle Sandridge & Rice, LLP.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on signature page).

* If applicable, to be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this registration statement in connection with a specific offering of securities.
**Filed herewith.